NEWS

For Immediate Release

GLOBALSTAR FILES PETITION FOR FCC RULEMAKING

REQUESTS GREATER FLEXIBILITY TO USE ITS MSS SPECTRUM TERRESTRIALLY WITH MAJOR POSITIVE IMPLICATIONS FOR MOBILE BROADBAND SERVICES,

INCLUDING WI-FI

Covington, LA. -- (November 13, 2012) – Globalstar, Inc. (NASDAQ:GSAT), today announced that it has petitioned the Federal Communications Commission (FCC or Commission) to obtain the regulatory flexibility necessary to use its licensed MSS spectrum terrestrially to support mobile broadband applications throughout the United States.

The highlights of the filing include:

•	Globalstar proposes two separate but complementary terrestrial service offerings over its exclusively licensed Big LEO spectrum – a long term LTE-based service over the entirety of its spectrum and a near term terrestrial low power service (TLPS) offering over its 2.4 GHz spectrum band;

•	Near term, Globalstar seeks rule changes to allow the provision of TLPS within its spectrum at 2483.5-2495 MHz (AWS-5) and adjacent unlicensed Industrial, Scientific, and Medical Equipment (ISM) spectrum at 2473-2483.5 MHz;

•	This innovative use of the combined 22 MHz of spectrum for TLPS would help alleviate the increasing congestion that is impeding existing 802.11 ISM channels (Wi-Fi) in many areas. In effect, TLPS would increase the available Wi-Fi capacity in the United States by 33%;

•	As part of offering TLPS, the Company commits to deploy 20,000 free TLPS access points in the nation’s public and non-profit schools, community colleges and hospitals. Further, Globalstar agrees to provide its mobile satellite services free of charge to its customers in any federally declared disaster area following a natural or man-made disaster;

•	Long term, Globalstar seeks authority to construct and operate a Long Term Evolution (LTE) system within its Big LEO spectrum, after an open and transparent rulemaking proceeding to resolve any technical issues.

Globalstar expects that the FCC will move quickly to put its petition out for public notice, receive comments and then initiate the requested rulemaking. This procedure is similar to the process the FCC employed to address DISH Network's request for terrestrial relief earlier this year.

"We look forward to working with the Commission as our petition progresses,” said L. Barbee Ponder IV, General Counsel & Vice President-Regulatory Affairs for Globalstar. “This petition would place an additional 22 MHz into the national broadband inventory near term while leveraging existing handset technology and infrastructure.

“As a Globalstar officer, I was incredibly gratified to learn that we were able to support first responders and emergency personnel in the areas hardest hit by Hurricane Sandy. First responders and emergency personnel can rely upon our duplex service to receive critical communications when all other means of terrestrial communications failed regardless of the nature of the emergency. For this reason, we have included in our FCC petition our commitment to provide MSS free of charge to our customers in any federally declared disaster area. Given recent public statements made by Chairman Genachowski and the other Commissioners, we believe that the FCC will proceed expeditiously through this process.”

"As Globalstar completes the deployment of its second-generation constellation and once again provides industry-leading voice and service quality, we are ready to do more to meet the needs of an economy with high demands for data-intensive applications" said Jay Monroe, Chairman and Chief Executive Officer of Globalstar. “Given that our spectrum is adjacent to existing Wi-Fi frequencies, we are uniquely suited to help alleviate the current congestion being experienced over Wi-Fi channels. In addition to meeting our core MSS mission and driving value for the enterprise through subscriber growth and the introduction of new products and applications, we can and should be permitted to use our terrestrial spectrum more intensively to meet the ever-increasing demands of consumers.”

Globalstar’s Petition for Rulemaking can be found at: http://www.globalstar.com/en/index.php?cid=6000

Globalstar will discuss its third-quarter 2012 earnings results and its FCC Petition in further detail during its third-quarter earnings release conference call being conducted Wednesday afternoon. Details of the call can be found below:

Conference Call Dial-in Details
Earnings Call:	November 14, 2012 at 5:00 p.m. ET Dial: 888.895.5271 (US and Canada), 847.619.6547 (International) and confirmation number 33654888
Audio Replay:	A replay of the earnings call will be available for a limited time and can be heard after 7:30 p.m. ET on November 14, 2012. Dial: 888.843.7419 (US and Canada), 630.652.3042 (International) and pass code 33654888#

About Globalstar, Inc.

Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial and recreational users in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems and flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

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For further media information:

Globalstar, Inc.

Dean Hirasawa

(985) 335-1505

dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases

This press release contains certain statements such as, “Globalstar expects that the FCC will move quickly to put its petition out for public notice, receive comments and then initiate the requested rulemaking. This procedure is similar to the process the FCC employed to address DISH Network's request for terrestrial relief earlier this year that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business, our anticipated capital spending (including for future satellite procurements and launches), our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of our new Simplex products, including our SPOT satellite GPS messenger TM products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.